Exhibit 10.4

THE PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

EQUITY DEFERRAL PLAN

Effective November 1, 2011

THE PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

EQUITY DEFERRAL PLAN

Effective November 1, 2011

Public Service Enterprise Group Incorporated (“Company”) hereby establishes the Public Service Enterprise Group Incorporated Equity Deferral Plan (“Deferral Plan”) effective as of November 1, 2011. The Company maintains the Equity Deferral Plan for a select group of management and highly compensated employees as a means of deferring the receipt of certain equity granted under the Public Service Enterprise Group Incorporated 2004 Long-term Incentive Plan (“LTIP”).

The Deferral Plan is intended to be administered, interpreted and to comply in all respects with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and those provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

ARTICLE I

TITLE AND DEFINITIONS

1.1	“Administrator” shall mean the person or persons appointed by the Committee to perform such plan administrative duties as are delegated by the Committee.

1.2	“Board” shall mean the Board of Directors of the Company.

1.3	“Change in Control” shall have the same meaning as such term has under the LTIP.

1.4	“Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to the Code shall include the regulations issued thereunder.

1.5	“Committee” shall mean the Organization and Compensation Committee of the Board of Directors.

1.6	“Company” shall mean Public Service Enterprise Group Incorporated.

1.7	“Deferral Election” shall mean the forms (including electronic forms) by which an LTIP Participant makes his election to defer the receipt of shares underlying the grant of Restricted Stock Units and Performance Stock Units.

1.8	“Deferral Plan” shall mean the Public Service Enterprise Group Incorporated Equity Deferral Plan.

1.9	“Effective Date” of the Equity Plan is November 1, 2011.

1.10	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Any reference to ERISA shall include the regulations issued thereunder.

1.11	“LTIP” shall mean the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan.

1.12	“LTIP Participant” shall mean an employee of the Company who is an Officer (as defined by the Company) and who is a participant in the LTIP.

1.13	“Participant” shall mean an LTIP Participant who has made a Deferral Election to defer the receipt of shares underlying Restricted Stock Unit awards or Performance Stock Unit awards granted under the LTIP.

1.14	“Termination of Employment” shall have the same meaning as such term has under the Supplemental Executive Retirement Income Plan for Non-Represented Employees of Public Service Enterprise Group Incorporated and Its Affiliates (“SERP”). Whether a Termination of Employment has occurred shall be based on the facts and circumstances and determined in accordance with Section 409A.

ARTICLE II

PARTICIPATION

An LTIP Participant shall become a Participant in the Deferral Plan by filing a Deferral Election in the manner and the period prescribed by the Administrator.

ARTICLE III

DEFERRAL ELECTIONS

3.1	Election to Defer Shares Underlying Restricted Stock Units.

(a)	This Section 3.1 shall apply to Restricted Stock Unit awards granted after the Effective Date of the Deferral Plan.

(b)	An LTIP Participant may elect to defer the receipt of all or a portion of the shares attributable to the underlying Restricted Stock Unit awards by completing and submitting a Deferral Election.

(c)	An LTIP Participant must make his Deferral Election under this Section 3.1 no later than December 31 of the calendar year prior to the calendar year for which the Restricted Stock Unit award relates (or such earlier date that the Administrator may specify). For example, on December 20, 2011, an LTIP Participant receives a Restricted Stock Unit award attributable to the 2012 Plan Year. The LTIP Participant must make a Deferral Election to defer the receipt of the shares underlying the Restricted Stock award no later than December 31, 2011 (or such earlier date that the Administrator may specify).

(d)

Notwithstanding Section 3.1(c), in the case of an Officer who first becomes eligible to participate in the LTIP after the beginning of the Plan Year and receives a Restricted Stock Unit award and who has not been a participant in a nonqualified deferred compensation plan that is required to be aggregated with the Deferral Plan under Section 409A of the Code, such Officer must file a

Deferral Election within thirty (30) days of the date that the Officer first becomes eligible to participate in the LTIP (for the avoidance of any doubt, the Officer is not eligible to participate in the LTIP until the award is granted).

(e)	An LTIP Participant Deferral Election must specify whether he elects to defer all or a portion (and what portion) of the shares underlying the Restricted Stock Unit award. The LTIP Participant’s election must be in whole percentages from 10% to 100%. The percentage of shares that will be deferred is based on the number of shares awarded.

(f)	The LTIP Participant must also elect the deferral period, subject to Section 4. An LTIP Participant may elect to defer receipt of all or a portion of the shares underlying the Restricted Stock Unit award:

(i)	To a date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the Participant if they had not been deferred under the Deferral Plan:

(ii)	Upon a Termination of Employment: or

(iii)	The earlier of (i) or (ii).

(g)	An LTIP Participant’s Deferral Election to defer the receipt of shares underlying the Restricted Stock Unit award is irrevocable for that grant. Such a Deferral Election shall not apply to future grants of Restricted Stock Units.

3.2	Election to Defer Shares Underlying Performance Stock Units.

(a)	This Section 3.2 shall apply to Performance Stock Unit awards granted after the Effective Date of the Equity Deferral Plan. Notwithstanding the foregoing, Section 3.2(h) shall apply to Performance Stock Units awards granted before the Effective Date for the 2010 and 2011 Plan Years.

(b)	Each LTIP Participant may elect to defer the receipt of all or a portion of the shares attributable to underlying Performance Stock Unit awards by completing and submitting a Deferral Election.

(c)	A must make his Deferral Election under this Section 3.2 no later than December 31 of the calendar year prior to the calendar year for which the Performance Stock Unit award relates (or such earlier date that the Administrator may specify). For example, on December 20, 2011, an Employee receives a Performance Stock Unit award attributable to the 2012 Plan Year. The Employee must make a Deferral Election to defer the receipt of the shares underlying the Performance Stock Unit award no later than December 31, 2011 (or such earlier date that the Administrator may specify).

(d)	Notwithstanding Section 3.1(c), in the case of an Officer who first becomes eligible to participate in the LTIP after the beginning of the Plan Year and receives a Performance

Stock Unit award and who has not been a participant in a nonqualified deferred compensation plan that is required to be aggregated with the Deferral Plan under Section 409A of the Code, such Officer must file a Deferral Election within thirty (30) days of the date that the Officer first becomes eligible to participate in the LTIP (for the avoidance of any doubt, the Officer is not eligible until the award is granted under the LTIP).

(e)	An LTIP Participant’s Deferral election to defer the receipt of shares underlying the grant of Performance Stock Units is irrevocable for that grant. Such an election shall not apply to future grants of Performance Stock Units.

(f)	An LTIP Participant’s Deferral Election must specify whether he elects to defer all or a portion (and what portion) of the shares underlying the Performance Stock Unit award. The LTIP Participant’s election must be in whole percentages from 10% to 100%. The percentage of shares that will be deferred is based on the number of shares awarded.

(g)	The LTIP Participant must also elect the deferral period, subject to Section 4. The LTIP Participant must also elect the deferral period, subject to Section 4. An LTIP Participant may elect to defer receipt of the shares underlying the Performance Restricted Stock Unit award:

(i)	To a date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the Participant if they had not been deferred under the Deferral Plan;

(ii)	Upon a Termination of Employment, or

(iii)	The earlier of (i) and (ii).

(h)	For the 2010 and 2011 Plan Year, an LTIP Participant may elect to defer the receipt of the shares underlying the Performance Stock Unit award by making a Deferral Election no later than December 31, 2011 (or such earlier date that the Administrator may specify). An election under this Section 3.2(h) shall be irrevocable.

(i)	An Employee may make a Deferral Election pursuant to Section 3.2(h) provided that such Employee performs services continuously from the later of the beginning of the performance period specified in the Performance Stock Unit award or the date the performance criteria are established through the date a Deferral Election is made, and provided further that in no event may an election to defer the shares under the Performance Stock Unit award be made after such award has become readily ascertainable (as determined in accordance with Section 409A).

ARTICLE IV

DISTRIBUTION OF SHARES

4.1	Deferral Period. If the Participant elects on the Deferral Election to have the shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award deferred for a specified period, the shares shall be distributed within 30 days of the end of specified period as elected by the Participant. For example, if a Participant elects to have the shares underlying the 2013 grant of Restricted Stock Units which vest on December 31, 2015 deferred for 3 years, the shares shall be distributed within 30 days following December 31, 2018. If the Participant incurs a Termination of Employment prior to the end of the elected deferral period, the shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award shall be distributed within 30 days following the end of the elected deferral period (the Termination of Employment is not a distribution event under this Section 4.1).

4.2	Termination of Employment. In the event that a Participant elects on the Election Form to have his shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award distributed upon Termination of Employment, such shares shall be distributed to the Participant within 30 days of his Termination of Employment. Notwithstanding the foregoing, in the event that the Participant is a Specified Employee (as such term is defined in the SERP), distribution of the shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award shall occur within 30 days following the date that is six after the date of the Participant’s Termination of Employment.

4.3	Earlier of End of Deferral Period or Termination of Employment. If the Participant elects on the Deferral Election to have the shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award deferred until the earlier of the end of a specified period or Termination of Employment, the shares shall be distributed within 30 days of the earlier of the end of specified period or Termination of Employment. Notwithstanding the foregoing, in the event that the Participant is a Specified Employee (as such term is defined in the SERP) and distribution of the shares will be made upon Termination of Employment, distribution shall occur within 30 days following the date that is six after the date of the Participant’s Termination of Employment.

4.4	Death of a Participant. In the event that a Participant dies prior to the date that he elects on the Election Form to have shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award distributed, such shares shall be distributed to the Participant’s estate within 30 days of the date of his death.

4.5	Change in Control. In the event a Change in Control occurs prior to the date that the Participant elects on the Election Form to have shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award distributed, such shares shall be distributed to the Participant within 30 days of the Change in Control provided that the Change in Control constitutes a change in control under Section 409A. If the Change in Control does not constitute a change in control under Section 409A, the shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award shall be distributed in accordance with Sections 4.1 through 4.4 of the Deferral Plan.

ARTICLE V

VESTING

The Participant’s shares underlying the Restricted Stock Unit award and/or Performance Stock Unit award that are deferred under the Deferral Plan shall be fully vested. For the avoidance of any doubt, if the Participant does not satisfy the vesting requirements under the Restricted Stock Unit award and/or Performance Stock Unit award, no shares shall be deferred under the Deferral Plan.

ARTICLE VI

MISCELLANEOUS

6.1	Deferred Shares. The shares underlying the Participant’s Restricted Stock Unit award and/or Performance Stock Unit award that are deferred under the Deferral Plan shall be issued under the LTIP and held in a rabbi trust until such shares are distributed.

6.2	Dividends and Voting. The dividends attributable to the shares underlying the Participant’s Restricted Stock Unit award and Performance Stock Unit award shall be reinvested in company stock and distributed to the Participant when such shares are paid. A Participant shall direct the trustee of the rabbi trust to vote the shares underlying the Participant’s Restricted Stock Unit award and/or Performance Stock Unit award that are deferred under the Deferral Plan.

6.3	Stock-Splits and Stock Dividends. The number of shares subject to the Deferral Plan and outstanding awards will be adjusted to reflect any change in corporate capitalization, such as a stock-split, stock dividend, corporate transaction and similar events

6.4	Administration. The Deferral Plan shall be administered by the Committee. The Committee may appoint an Administrator to administer the Deferral Plan.

6.5	Amendment or Termination of the Deferral Plan. The Board of Directors may amend the Deferral Plan as it shall deem advisable. The Board of Directors may, in its discretion, terminate the Deferral Plan at any time.

6.6	Unsecured Creditor Status and Assignment Prohibition. No Participant, beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive the shares that are deferred under the Deferral Plan and any such Participant, beneficiary or other person shall have only the rights of a general unsecured creditor with respect to any deferred shares.

Prior to the distribution date, no interest of any person or entity in, or right to receive the shares underlying the award shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor any such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings

6.7	Income Taxes. On the distribution date of the deferred shares, the Company shall retain or sell, without notice, a sufficient number of shares to cover the amount needed to fulfill its withholding requirements for Federal, state and local income taxes, and other taxes.

6.8	Successors of the Company. The rights and obligations of the Company under the Deferral Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. In addition to any obligations imposed by law upon any successor to the Company, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, to expressly assume and agree to perform the requirements set forth in the Deferral Plan.

6.9	Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

6.10	Governing Law. In the event any provision of, or legal issue relating to, the Deferral Plan is not fully preempted by federal law, such issue or provision shall be governed by the laws of the State of New Jersey without reference to conflicts of law principles.